SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

AMENDMENT #1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2002

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27316 (Commission File No.)	94-2914362 (IRS Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 747-1700

Item 2. Acquisition or Disposition of Assets.
Item 7. Exhibits.
SIGNATURE

Item 2. Acquisition or Disposition of Assets.

On June 3, 2002, Molecular Devices Corporation (“Molecular Devices”) announced that it had completed an acquisition in which it acquired Universal Imaging Corporation (“Universal Imaging”) in a cash-for-stock transaction (the “Acquisition”). Molecular Devices acquired Universal Imaging pursuant to a Stock Purchase Agreement, dated as of June 1, 2002 (the “Agreement”), by and among Molecular Devices, Universal Imaging, Theodore D. Inoue, as shareholders’ agent, and the shareholders of Universal Imaging. The Agreement is attached hereto as Exhibit 2.1. As a result of the Acquisition, Universal Imaging became a wholly-owned subsidiary of Molecular Devices. In connection with the Acquisition, Molecular Devices purchased all of the outstanding capital stock of Universal Imaging for $22 million in cash.

Item 7. Exhibits.

a. Not applicable.

b. Not applicable.

c. Exhibits

Exhibit
Number	Description of Exhibit

2.1	Stock Purchase Agreement, dated June 1, 2002, by and among Molecular Devices Corporation, Universal Imaging Corporation, Theodore D. Inoue, as shareholders’ agent, and the shareholders of Universal Imaging Corporation.(1)

(1)  Previously filed with the Form 8-K as filed with the SEC on June 12, 2002.

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Molecular Devices Corporation

Dated: August 9, 2002	By:	/s/ TIMOTHY A. HARKNESS

Timothy A. Harkness Vice President and Chief Financial Officer

2.